UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2010

VERSAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 5, 2010, Versar, Inc. (“Versar”) acquired all of the outstanding share capital of Professional Protection Systems, Ltd. (“PPS”), located in Milton Keynes, United Kingdom.  PPS manufactures and sells proprietary personal protective equipment to the nuclear industry, including protective suits, decontamination showers and emergency shelters.  The outstanding share capital of PPS was acquired by Versar’s newly formed subsidiary, GEOI 1, Ltd., pursuant to a Share Purchase Agreement by and among Versar, GEOI 1 Ltd., PPS and the shareholders of PPS, entered into on January 5, 2010.

Versar paid a purchase price for the outstanding share capital of PPS comprised of:  (i) cash of $5.1 million, (ii) issuance to the selling shareholders of seller notes with an aggregate principal amount of $940,000, and (iii) issuance to one selling shareholder of 78,689 shares of common stock of Versar.  Certain of the selling shareholders are also entitled to contingent consideration through an earn-out provision calculated based on earnings before interest, taxes, depreciation or amortization of PPS for the 12-month period ending January 1, 2011.  The purchase price is subject to certain post-closing adjustments based on certain target balance sheet items of PPS as of December 31, 2009.  The Share Purchase Agreement contains customary representations and warranties and requires the selling shareholders to indemnify GEOI for certain liabilities arising under the agreement, subject to certain limitations and conditions.

The Share Purchase Agreement is filed as Exhibit 10.1 to this Current Report.  The summary description of the Share Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.

Item 7.01 Regulation FD Disclosure.

On January 5, 2010, Versar issued a press release announcing the acquisition of PPS.  The press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1           Share Purchase Agreement dated as of January 5, 2010 by and among Versar, Inc., GEOI 1 Ltd., Professional Protection Systems, Ltd., Stephen Nobbs, Mark Whitcher, Stephen Kimbell, Peter Holden, Timothy Clark, Jonathan Hambleton, Richard Brown, Simon Cuthbertson, Oliver Wright, Ingrid Sladden and the executors of the estate of Neil Bruce Cobb.

99.1           Press Release issued January 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2010	VERSAR, INC.

	By:	/s/ Michael J. Abram
Michael J. Abram Senior Vice President, Corporate Development and Chief Administrative Officer

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